UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2015

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 11, 2015, Cree, Inc., a North Carolina corporation (the “Company”), entered into an amendment (“Amendment No. 2”) to its Amended and Restated Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent, amended and restated as of April 24, 2012 (the “Rights Agreement”), which it previously amended on January 29, 2013. Amendment No. 2 amends the definition of “Acquiring Person” in the Rights Agreement to provide that the level of beneficial ownership of the Company’s common stock at which a person becomes an “Acquiring Person” and therefore triggers the consequences under the Rights Agreement of becoming an Acquiring Person is increased for certain passive investors (defined in the Rights Agreement as “13G Investors”) from 15% to 18% of the Company’s outstanding common stock (with no change to the triggering ownership threshold for other investors).

The foregoing summary of the revisions reflected in Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders.

Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
Exhibit 4.1	Amendment No. 2 to Amended and Restated Rights Agreement, dated as of February 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: February 11, 2015

Exhibit Index

Exhibit No.	Description
Exhibit 4.1	Amendment No. 2 to Amended and Restated Rights Agreement, dated as of February 11, 2015

4